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                                                                    Exhibit 10.5

                            LASERMASTER CORPORATION
                              EMPLOYMENT AGREEMENT


      AGREEMENT entered into as of the     day of         , 1995, between
LaserMaster Corporation, a Minnesota corporation with a principal place of business at 7156 Shady Oak Road, Eden Prairie, Minnesota 55344 ("Company"), and Randall L. Ruegg of 1563 Blackhawk Hills Road, Eagan, MN 55112 ("Employee").

      WHEREAS the Company is desirous of employing Employee, and Employee is desirous of continued employment with the Company,

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein, it is agreed by and among the parties hereto as follows:

1.    COVENANTS OF THE COMPANY.

      (a). APPOINTMENT: Beginning as of September 1, 1995 (the "Commencement Date") the Company shall employ Employee as Chief Financial Officers.

      (b). COMPENSATION: So long as Employee is employed by the Company and is in compliance with this Agreement, the Company shall pay Employee a salary at a minimum annual rate of $144,000, as the same may be increased from time to time by the Chief Executive Officer of the Company, subject to withholdings required by law. Said salary shall be payable no less frequently than semi-monthly.

      (c). EXPENSES: The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred in connection with Employee's duties and responsibilities under this Agreement, including expenses for authorized travel and other authorized items.

      (d). BENEFITS: Subject to eligibility, vesting and other provisions of the Company's employee benefit programs, as in effect from time to time, Employee shall be entitled to participate in all such programs that the Company offers during the term of this Agreement to its other employees serving in similar capacities. Such benefits shall include:

           (i) health insurance as currently provided by the Company to salaried employees;

           (ii) vacation, holiday and sick leave as provided for in personnel guidelines as reasonably adopted and established by the Company.

2.    COVENANTS OF EMPLOYEE.

      (a) ASSUMPTION OF RESPONSIBILITIES: Employee shall serve in the position set forth above, or a position mutually agreed upon by the Employee and the


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CEO of the Company, under the terms and conditions provided herein.  During the term of Employee's employment hereunder, Employee shall devote Employee's full business time, energy and skills to the affairs of the Company, shall use Employee's best efforts in furtherance of the business of the Company and shall perform to the best of Employee's ability such services and duties as may be assigned or delegated to Employee from time to time by or under the authority of the Company's Board of Directors or Chief Executive Officer. All fees, profits and other amounts payable as the result of Employee's rendering services while this Agreement is in effect shall belong to the Company, except as may arise from activities unrelated to the Company's activities and undertaken by Employee during non-working hours, or passive investment activities.

      (b) NON-DISCLOSURE OF TRADE SECRETS: The Employee recognizes and acknowledges that there may be made available to Employee in the course of Employee's employment hereunder Trade Secrets and Confidential Information of the Company, treated as such by the Company, including without limitation technological information, know how, customer lists, forecasts, expansion, marketing and other strategic plans (collectively the "Trade Secrets"). The Employee hereby acknowledges that the Trade Secrets, as they may exist from time to time, are a valuable, special and unique asset of the business of the Company. The Employee shall not, during or after the term of Employee's employment hereunder, make any use of any Trade Secrets or disclose any Trade Secrets to any person, firm, corporation, associate or other entity for any reason or purpose whatsoever, other than in connection with the normal performance of Employee's duties hereunder. The obligations of this Section 2(b) shall not apply (i) to any information that has been disclosed in publicly available sources of information; (ii) to any information that is, through no fault of Employee, hereafter disclosed in publicly available sources of information; or (iii) to any information generally related to and determinable in the technical fields of interest to the Company, but not specifically derived from the Company's research and development activities or the results of such activities. The Company shall be entitled to obtain injunctive relief (without posting a bond), restraining the Employee from disclosing or using any Trade Secrets in violation of this Section 2(b), and to recover any and all costs and expenses incurred in enforcing this Agreement, in addition to any other relief provided by applicable law. The Employee acknowledges that the nature of the business of the Company and the value of the Trade Secrets render inadequate any remedy at law which may be obtained for a breach of this Section 2(b).

      As a matter of record, Trade Secrets shall not include knowledge, information, and expertise as Employee shall have had or developed prior to employment hereunder.

      (c) PERSONNEL GUIDELINES: Employee will be bound by the Company's personnel guidelines, as they may reasonably be adopted, changed, or amended from time to time.

      (d) INVENTIONS: Employee will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the period of Employee's employment hereunder, which are related to or useful in the business of the Company, or result from tasks assigned Employee by the Company, or result from use

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of premises owned, leased or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter be called "Inventions").

      Employee agrees that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. Employee hereby assigns to the Company any rights Employee may have or acquire in all Inventions. Employee further agrees, as to all Inventions, to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents and copyrights on and trade secrets relating to Inventions in any and all countries, and to that end Employee will execute all documents for use in applying for and obtaining such patents and copyrights thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it.

      Employee's obligation to assist the Company in obtaining and enforcing patents and copyrights for and trade secrets relating to Inventions in any and all countries shall continue beyond the termination of Employee's employment, but the Company shall compensate Employee at a reasonable rate after such termination for time actually spent by Employee at the Company's request on such assistance.

      The foregoing provision shall not apply to Inventions:

      (i) for which no equipment, supplies, facility or Trade Secret information of the Company was used; and

      (ii) which were developed entirely on Employee's own time; and

      (iii) which do not result from any work performed by Employee for the Company.

      (e) NEGATIVE COVENANTS: Employee warrants that Employee will not utilize any proprietary material of any party in Employee's work for the Company, will not knowingly infringe on the patent, copyright or trademark of any other party in Employee's work for the Company, and is not bound or restricted in Employee's work for the Company as a result of any non-competition agreement or agreements to which Employee is bound, except as set forth in Attachment 1, hereto.

      Violation of Employee of any of these negative covenants shall be cause for immediate termination for cause (as provided herein) of Employee's employment hereunder.

3.    NON-COMPETITION.

      During the term of Employee's employment by the Company and for a period of two years after the termination, for any reason, of Employee's employment with the Company, Employee shall not directly or indirectly engage or participate in or assist, as owner, part owner, partner, director, officer, trustee, employee, agent, or consultant, or in any other capacity, any person, business or other organization designing, developing,


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manufacturing, licensing, providing, selling or marketing any product, process, system or service, then in existence or under development, which is the same as, similar to, competes with or has a usage allied to, a product, process, system or service upon which Employee has worked during the last three years of Employee's employment with Company, or about which Employee has been provided or acquired confidential or proprietary information of the Company.


4.    TERM OF AGREEMENT.

      This Agreement shall commence as the date first set forth above (the "Commencement Date"), and shall extend, unless terminated earlier as provided herein, for a period of one (1) year from such Commencement Date, and shall extend and renew automatically for additional one year periods upon each subsequent anniversary of the Commencement Date (hereinafter, an "Anniversary and Renewal Date"), unless terminated by Employee upon thirty (30) days or more written notice to the Company. Company may terminate this Agreement without cause, or upon sale or termination of the Company's business, as provided in section 5(b) herein, upon twelve (12) months written notice to Employee, or, at the option of Company, upon continued payment of Employee's then current salary for a period of twelve (12) months after termination by the Company.

5.    TERMINATION BY COMPANY.

      (a) TERMINATION FOR DEATH, TOTAL DISABILITY OR CAUSE: In addition, the Company may terminate the Employee's employment hereunder immediately in the event of the Employee's death or upon written notice to the Employee in the event of "Total Disability" or for "Cause" as provided herein.

      (i) "Total Disability" means the Employee's inability to perform Employee's usual and customary duties for the Company as a result of a medically determinable physical or mental impairment in the written opinion of a physician selected by the Company, which opinion shall be conclusive as of its date, absent fraud or manifest error. If the Employee is asserted to be totally disabled by the Company, the Employee shall cooperate fully with any physician examining Employee pursuant to this subsection.

      (ii) "Just Cause" or "Cause" shall include (1) any pattern of the Employee's absences without satisfactory explanations of the reason therefor, (2) gross malfeasance or gross misconduct of the Employee,
            (3) The Employee's conviction of a felony; or (4) action by the Employee of a nature that disparage or otherwise harm the Company in its business or public relations.

      (b) TERMINATION UPON SALE OR TERMINATION OF COMPANY'S BUSINESS: Company may terminate Employee's employment upon the occurrence of any of the following events:

      (i) SALE OF COMPANY'S ASSETS. The sale of substantially all of Company's assets to a single purchaser or group of associated purchasers;

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      (ii)  SALE OF COMPANY'S SHARES. Any material change of control which results in Mel Masters no longer holding the position of Chief Executive Officer.

      (iii) TERMINATION OF COMPANY'S BUSINESS. Company's bona fide decision to terminate its business and liquidate its assets;

      (iv) MERGER OR CONSOLIDATION. The merger or consolidation of Company in a transaction in which Company's shareholders receive less than fifty-one (51%) percent of the new or outstanding voting shares of the new or continuing corporation.

6.    CONSOLIDATION, MERGER, OR SALE OF ASSETS.

      Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation that assumes this Agreement and all undertakings and responsibilities of the Company hereunder. Under such a consolidation, merger, or transfer of assets and assumption, the term "the Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

7.    MISCELLANEOUS.

      (a) BINDING NATURE OF AGREEMENT: This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, legal representatives, successors and assigns.

      (b) NO ASSIGNMENT: The parties agree that the nature of the Employee's services are personal and that the Employee may not assign any of Employee's rights and duties hereunder.

      (c) NOTICES: All notices required under this Agreement shall be sufficient if made by certified or registered mail, return receipt requested, delivered to the address of the Employee set forth above, as changed by written notice to the Company, and to the Company at its then principal office.

      (d) INTEGRATION, AMENDMENTS AND WAIVERS: This Agreement, together with the two LMT Stock Option Agreements between the Company and Employee, represents the exclusive statement of the entire Agreement between the parties concerning the subject matter hereof, and supersedes and revokes any and all previous agreements between the parties regarding any work, employment, compensation, option, bonus, commissions, shares or other matters relating to Employee's relationship to the Company as Employee, shareholder, option-holder, contractor or consultant. This Agreement may not be amended, modified or revoked in whole or in part except by written agreement of every party having rights hereunder. This Agreement amends and supersedes all prior agreements between the parties with the exception of the two LMT Stock Option Agreements between the Company and Employee. Any waiver of any provision of this Agreement must be in writing, signed by the party to be charged therewith, and a waiver on any occasion shall not be construed as a bar to or waiver of

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any such right or remedy on any future occasion unless the waiver specifically provides otherwise.

      (e) CONSTRUCTION: The headings and subheadings of this Agreement have been inserted for convenience only and are to be ignored in any construction of the provisions hereof. The use of the singular shall be deemed to include the plural and vice versa, and the use of the masculine and neuter gender shall be deemed to include the feminine, masculine, and neuter gender unless the context otherwise requires. No conclusion may be drawn from any difference between this Agreement as finally signed and any prior Agreement or draft of all or any part of any prior Agreement.

      (f) APPLICABLE LAW: This Agreement shall be construed and enforced pursuant to the laws of the State of Minnesota.

      (g) SEVERABILITY: If any material provision of this Agreement is found to be illegal or unenforceable by any Court in Law or Equity, such provision shall not invalidate or make inapplicable other provisions of this Agreement.

      (h) TERMINATION OF OPTIONS: The Company will not terminate options granted Employee hereunder unless Employee shall be terminated from Company's employ for cause, as defined herein.


      IN WITNESS WHEREOF, the Employee has signed and sealed this Agreement and the COMPANY has caused this Agreement to be executed the day and year first written above.



LASERMASTER CORPORATION                           EMPLOYEE

By: /s/                                           /s/
   ------------------------------------           --------------------------
   Mel Masters, Chief Executive Officer           Randall L. Ruegg


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